EXHIBIT 10.43

                       THIRD AMENDMENT TO CREDIT AGREEMENT


     This THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made as of the 23 day of April, 1996 by and among LaCANASTA OF MINNESOTA, INC., a Minnesota corporation (the "Borrower"), SPARTA FOODS, INC., a Minnesota corporation ("Sparta"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                    Recitals

     a. The Borrower, Sparta and the Lender are parties to that certain Credit and Security Agreement dated as of December 9,1994, as supplemented by that certain First Supplement to Credit Agreement dated as of December 13, 1994, and as amended by that certain First Amendment to Credit Agreement dated as of April 14, 1995, and that certain Second Amendment to Credit Agreement dated as of September 21, 1995 (collectively, the "Credit Agreement").

     b. The Borrower and Sparta have requested that certain amendments be made to the Credit Agreement.

     c. The Lender is willing to make the requested amendments as described below, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     2. Sections 6.12, 6.13, 6.14 and 6.15 of the Credit Agreement shall be deleted in their entirety and replaced with the following:

     "Section 6.12. Net Income. The Borrower shall at all times during each period designated below (calculated on a rolling three month basis for the period ending January 31, 1996, and for each period thereafter, on a fiscal year-to-date basis at the end of each month set forth below) achieve a Net Income at or above the amount set forth below opposite such period:


Period                         Amount
January 1996                     -0-
February 1996                 ($140,000.00)
March 1996                    ($150,000.00)
April 1996                    ($140,000.00)
May 1996                      ($125,000.00)
June 1996                     ($110,000.00)
July 1996                     ($ 90,000.00)
August 1996                   ($ 65,000.00)
September 1996                ($ 40,000.00)
October 1996                   $ 10,000.00
November 1996                  $ 20,000.00
December 1996                  $ 30,000.00
January 1997                   $ 45,000.00
February 1997                  $ 60,000.00
March 1997                     $ 75,000.00


     'Section 6.13. Minimum Tangible Net Worth. The Borrower, on a consolidated basis with Sparta, shall at all times during each period designated below (calculated at the end of each month during each period set forth below) maintain its Tangible Net Worth at or above the level set forth below:


Period                               Amount

January 1996                          $ 595,000.00
February 1996                        $1,200,000.00
March 1996                           $1,150,000.00
April 1996                           $1,200,000.00
May 1996                             $1,250,000.00
June 1996                            $1,300,000.00
July 1996                            $1,350,000.00
August 1996                          $1,400,000.00
September 1996                       $1,450,000.00
October 1996 through March 1997      $1,500,000.00

     'Section 6.14. Maximum Leverage Ratio. The Borrower, on a consolidated basis with Sparta, shall at all times during each period designated below (calculated at the end of each month during each period set forth below) maintain a ratio of (a) Debt excluding Subordinated Debt to (b) Tangible Net Worth plus Subordinated Debt at or below the level set forth below:


Period                                Ratio

January 1996                          4.50 to 1.0
February 1996                         2.20 to 1.0
March 1996                            2.35 to 1.0
April 1996                            2.30 to 1.0
May 1996                              1.95 to 1.0
June 1996                             1.90 to 1.0
July 1996                             1.80 to 1.0
August 1996                           1.70 to 1.0
September 1996                        1.65 to 1.0
October 1996 through March 1997       1.65 to 1.0

     'Section 6.15. Financial Covenants for Subsequent Periods. All covenants contained herein with respect to Borrower's Net Income, Tangible Net Worth and ratio of Debt to Tangible Net Worth, and any other covenants which the Lender may deem appropriate in the future based upon the financial condition or performance of the Borrower, for the period commencing April 1, 1997 and thereafter shall be established by the Lender in its discretion based upon projections acceptable to the Lender delivered to the Lender pursuant to Section 6.1(d) hereof, but in any event such covenants shall not be any less stringent than the covenants set forth in Sections 6.12. 6.13 and 6.14 above.

     3. Section 7.10 of the Credit Agreement entitled "Capital Expenditures" is hereby amended by deleting the phrase contained therein which reads "$600,000.00 in fiscal year 1997," and replacing it with the phrase "$500,000.00 in fiscal year 1997."

     4. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any Advance.

     5. This Amendment shall be effective upon receipt by the Lender of an executed original hereof, together with each of the following, in substance and form acceptable to the Lender in its sole discretion:

     (a) The Acknowledgment and Agreement of the Guarantor set forth at the end of this Amendment, duly executed by the Guarantor, and of A. Merrill Ayers, and Joel Bachul.

     (b) A certificate of the secretary of the Borrower and Sparta certifying as to (i) the resolutions of the board of directors of the Borrower and Sparta approving the execution and delivery of this Amendment, (ii) the fact that the Articles of Incorporation and Bylaws of the Borrower and Sparta, which were certified and delivered to the Lender pursuant to the Certificates of the Borrower's and Sparta's Secretary dated as of December, 1994 in connection with the execution and delivery of the Credit Agreement and all other documents executed and delivered by the Borrower or Sparta in connection therewith continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificates to be delivered, and (iii) certifying that the officers and agents of the Borrower and of Sparta who have been certified to the Lender, pursuant to the certificate of the Borrower's and Sparta's Secretary dated as of December, 1994, as being authorized to sign and to act on behalf of the Borrower and Sparta, as applicable, continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower and of Sparta authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower and of Sparta.

     (c) Opinion of the Borrower's and Sparta's counsel as to the matters set forth in paragraphs 6(a) and (b) hereof and as to such other matters as the Lender shall require.

     6. The Borrower and Sparta hereby represent and warrant to the Lender as follows:

     (a) Each of the Borrower and Sparta has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder and thereunder, and this Amendment has been duly executed and delivered by the Borrower and Sparta, as applicable, and constitutes the legal, valid and binding obligation of the Borrower and Sparta, as applicable, enforceable in accordance with its terms.

     (b) The execution, delivery and performance by the Borrower and Sparta of this Amendment has been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic. or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the

     Borrower or Sparta, or the articles of incorporation or bylaws of the Borrower or Sparta, or (iii) result in a breach of or constitute a Default under any agreement, lease or instrument to which the Borrower or Sparta is a party or by which either party or its properties may be bound or affected.

     (c) All of the representations and warranties contained in the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     7. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     8. The execution of this Amendment and acceptance of any documents or funds related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or of any breach, Default or Event of Default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment, except as specifically provided herein.

     9. The Borrower and Sparta hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any Kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or Sparta has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     10. The Borrower and Sparta hereby reaffirm their joint and several agreement under the Credit Agreement or other documents to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower and Sparta specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower and Sparta hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower and Sparta, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

     11. This Amendment, the Acknowledgment and Agreement of Guarantor, and the Acknowledgment and Agreement of A. Merrill Ayers and Joel Bachul may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


BORROWER:                         LaCANASTA OF MINNESOTA, INC.

                                  By
                                  Its


GUARANTOR:                        SPARTA FOODS, INC.

                                  By /s/ Joel P. Bachul
                                  Its President and CEO


LENDER:                           NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION

                                  By
                                  Its

                    ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR


     The undersigned, a guarantor of the indebtedness of LaCANASTA OF MINNESOTA, INC. (the "Borrower") to NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (the "Lender") pursuant to a separate Guaranty dated as of December 9, 1994 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Third Amendment to Credit Agreement dated as of April 23, 1996; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without noting or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the present and future indebtedness of the Borrower to the Lender.


GUARANTOR:                          SPARTA FOODS, INC.

                                    By /s/ Joel P. Bachul
                                    Its President and CEO


                          ACKNOWLEDGMENT AND AGREEMENT
                       OF A. MERRILL AYERS AND JOEL BACHUL


     The undersigned, A Merrill Ayers and Joel Bachul, executed and delivered a certain Performance Agreement dated as of December 9, 1994 and the undersigned Joel Bachul executed and delivered a certain Performance Agreement dated as of April 14, 1995 (such performance agreements collectively called the "Agreement") which are both in favor of Norwest Bank Minnesota, N.A. (the "Lender") with respect to LaCanasta of Minnesota, Inc. (the "Borrower"), and each of the undersigned hereby (i) acknowledges receipt of the foregoing Third Amendment to Credit Agreement dated as of April 23, 1996; (ii) consents to the terms and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, or release or terminate any guaranties or other performance agreements, without noting or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his Agreement.



                                              /s/ A. Merrill Ayers
                                              A. Merrill Ayers


                                              /s/ Joel Bachul
                                              Joel Bachul